UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020 (June 28, 2020)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780
333-159809	HD SUPPLY, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common stock, $0.01 par value per share	HDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2020, the board of directors (collectively, the “Board”) of HD Supply Holdings, Inc. (“Holdings”) and HD Supply, Inc. (collectively, the “Company”) appointed Milford W. McGuirt to serve as a member of the Company’s Board until the next annual meeting of stockholders and until his successor is elected and duly qualified. The Board has determined that Mr. McGuirt is an independent director under the applicable independence requirements of the Nasdaq Stock Market and the Securities Exchange Act of 1934. The Board also appointed Mr. McGuirt to serve as a member of the Board’s Audit and Nominating and Corporate Governance Committees and designated him as an “audit committee financial expert” as such term is defined by Item 407(d)(5)(ii) of Regulation S-K. In connection with Mr. Mr. McGuirt’s appointment, the Board increased the size of the Board from nine to ten members.

Milford W. McGuirt, age 63, served as managing partner of the Atlanta office and mid-south region of KPMG from January 2015 until his retirement in September 2019. As managing partner, Mr. McGuirt was responsible for overseeing the delivery of high-quality client services, attracting and retaining key professional resources, execution of a growth and market expansion strategy, and representing the firm in the marketplace and community. He served as KPMG’s national audit sector leader and national industry leader for the firm’s higher education practice from 2009 through 2015 and served in accounting and audit roles of increasing responsibility with KPMG from 1986 through 2019. Prior to joining KPMG in 1986, he served as audit manager for Coopers Lybrand from 1978 through 1986. He has served on the Executive Committee and Treasurer for the Metro Atlanta Chamber of Commerce, Audit Committee Chair of the Woodruff Arts Center and Board Chair for the Commerce Club and the Georgia Partnership for Excellence in Education. He received a Bachelor of Business Administration in Accounting from Western Michigan University and is a Certified Public Accountant. Mr. McGuirt brings to the board significant operational experience, as well as extensive accounting and auditing, with more than 41 years of experience in public accounting and audit services to a wide range of public and private companies across a variety of industries, including 29 years of experience leading audits, audit practices, and overseeing teams leading audits.

Mr. McGuirt will participate in Holdings’ standard outside director compensation program, filed as Exhibit 10.3 to the HD Supply Holdings, Inc. (File No. 001-35979) and HD Supply, Inc. (File No. 333-159809) quarterly report on Form 10-Q filed on September 6, 2017, including a pro-rated annual equity retainer based on the date he joined Holdings’ board of directors, under the same terms and conditions as provided in the form of Director Restricted Stock Unit Agreement filed as Exhibit 10.57 to Holdings’ registration statement on Form S-1/A filed on June 13, 2013. Mr. McGuirt will enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. McGuirt and any officer or other director of the Company. There are no related party transactions between Mr. McGuirt and the Company that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. McGuirt and any other person pursuant to which he was selected as a director. There are no agreements or arrangements between third parties and Mr. McGuirt that provide for compensation or other payment in connection with his Board service.

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release “HD Supply Holdings, Inc. Announces New Board Member and Conclusion of SEC Investigation”
104	Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary